Exhibit 99.1

Mersana Appoints Lawrence M. Alleva to Board of Directors

CAMBRIDGE, Mass.— (September 5, 2017) — Mersana Therapeutics, Inc., (NASDAQ:MRSN) a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody drug conjugates (ADCs) based on its proprietary Dolaflexin® platform, today announced the appointment of Lawrence M. Alleva to its board of directors, effective immediately. Mr. Alleva is a retired partner from PricewaterhouseCoopers (PwC). Mr. Alleva will serve as a member of the Audit and Nominating and Corporate Governance Committees.

“We are excited to welcome Larry to Mersana’s board during a critical juncture in our company’s continued growth and evolution,” said Anna Protopapas, President and Chief Executive Officer of Mersana.  “His depth of experience in finance, accounting and corporate governance will be invaluable to Mersana as we make important progress as a clinical-stage public company and adopt the necessary policies and procedures to ensure our success.”

Mr. Alleva is a Certified Public Accountant (inactive) and is a former partner with PwC, where he worked for 39 years until his retirement in June 2010, including 28 years’ service as a partner.  He has worked with numerous pharmaceutical and biotechnology companies as clients and served PwC in a variety of office, regional and national practice leadership roles, most recently as the U.S. Ethics and Compliance Leader for the firm’s Assurance Practice from 2006 until 2010. Mr. Alleva currently serves as a director and chair of the audit committee for multiple public companies: Tesaro Inc., Bright Horizons Family Solutions Inc. and Adaptimmune Therapeutics plc. He previously served as a Trustee of Ithaca College for over 20 years. Mr. Alleva graduated from Ithaca College with a B.S. in Accounting. He attended Columbia University Executive MBA (non-degree) Program.

“Mersana’s rapid growth as a leading ADC company, with near-term clinical milestones anticipated in the next 12 months, makes this an opportune time to join the board of directors,” said Mr. Alleva. “I believe Mersana has the potential to make a difference in the lives of cancer patients and I am delighted to help support the Company to achieve success in this meaningful endeavor.”

About Mersana Therapeutics
Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to develop highly targeted drugs with increased tolerability and expanded opportunities to deliver meaningful clinical benefit to patients.  Mersana’s lead product candidate, XMT-1522, is in Phase I clinical trials in patients with advanced tumors expressing HER2, including breast cancer, non-small-cell-lung-cancer (NSCLC) and gastric cancer patients. The Company expects that its second product candidate, XMT-1536, will enter clinical trials in early 2018. In addition, multiple partners are using Mersana’s leading platform to advance their ADC pipelines.

Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements.  These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future.  Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Media Contact

Paul Kidwell, 617-680-1088

paulkidwell@mersana.com

or

Investors Contact

Stern Investor Relations, Inc.

Christina Tartaglia, 212-362-1200

christina@sternir.com